Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
     Pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of PHH Corporation (the “Company”) hereby certifies, to such officer’s knowledge, that:
     (i) the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Terence W. Edwards
Terence W. Edwards
President and Chief Executive Officer

Date: March 30, 2007
A signed original of this written statement required by Section 906 has been provided to PHH Corporation and will be retained by PHH Corporation and furnished to the Securities and Exchange Commission or its staff upon request.
The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of PHH Corporation, whether made before or after the date hereof, regardless of any general incorporation language in such filing.